Exhibit 99.3

DESCRIPTION OF SERIES H PREFERRED STOCK

The following is a summary of some of the terms and provisions of the 6.375% Series H Cumulative Redeemable Preferred Stock, or the Series H preferred stock, that Kilroy Realty Corporation, or the Company, expects to issue on or around August 15, 2012. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Company’s charter, including, without limitation, the articles supplementary, or the Articles Supplementary, which will create and establish the terms of the Series H preferred stock, that we will file with the State Department of Assessments and Taxation of Maryland and that the Company expects to file as an exhibit to one or more of the reports that the Company files with the Securities and Exchange Commission, or the SEC. Unless otherwise expressly stated or the context otherwise requires, references in this “Description of Series H Preferred Stock” to “the Company,” “we,” “us” and “our” refer to Kilroy Realty Corporation, excluding its subsidiaries. The Company’s operating partnership, Kilroy Realty L.P., is referred to in this “Description of Series H Preferred Stock” as the “operating partnership.”

General

The Company’s charter authorizes us to issue 30,000,000 shares of preferred stock, par value $.01 per share. On or around August 15, 2012, we expect to issue 4,000,000 shares of Series H preferred stock.

The registrar, transfer agent, conversion agent and dividend and redemption price disbursement agent in respect of the Series H preferred stock will be Computershare Shareowner Services LLC. The Articles Supplementary fixing the terms of the Series H preferred stock will provide that we will maintain an office or agency where shares of Series H preferred stock may be surrendered for payment (including upon redemption), registration of transfer or exchange.

The certificates representing the Series H preferred stock will initially be issued in the form of temporary certificates. Holders of temporary certificates will be entitled to exchange them for definitive certificates as soon as they are available, which we anticipate will be within 150 days after the date of initial issuance.

We may at any time at our option, without notice to or the consent of the holders of the outstanding shares Series H preferred stock, issue additional shares of Series H preferred stock, which additional shares shall constitute part of the same series of Series H preferred stock as the shares then outstanding.

Maturity

The shares of Series H preferred stock have no stated maturity and will not be subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless we redeem or otherwise repurchase them or they become convertible and are converted as described below under “— Conversion Rights.”

Rank

The Series H preferred stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1) Senior to all classes or series of our common stock, par value $.01 per share, and to all other classes and series of stock issued by us other than classes and series of stock referred to in clauses (2) and (3) below;

(2) On a parity with the Company’s 6.875% Series G Cumulative Redeemable Preferred Stock, or the Series G preferred stock, and, if and when issued in exchange for the operating partnership’s outstanding 7.45% Series A Cumulative Redeemable Preferred Units, or the Series A preferred units, the Company’s 7.45% Series A Cumulative Redeemable Preferred Stock, or the Series A preferred stock, and all other classes and series of stock that we may issue with terms specifically providing that those classes and series of stock rank on a parity with the Series H preferred stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(3) Junior to all classes and series of stock issued by us with terms specifically providing that those classes and series of stock rank senior to the Series H preferred stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up.

See “— Voting Rights” below.

Dividends

Holders of shares of the Series H preferred stock are entitled to receive, when, as, and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.375% of the $25.00 per share liquidation preference per annum (equivalent to $1.59375 per annum per share).

Dividends on the Series H preferred stock shall accrue daily, shall accrue and be cumulative from, and including, the date of initial issue and shall be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each referred to as a “dividend payment date”); provided that if any dividend payment date is not a business day, as defined in the Articles Supplementary, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sum will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. The first dividend on the Series H preferred stock is scheduled to be paid on November 15, 2012, and that dividend will be paid to the persons who are the holders of record of the Series H preferred stock at the close of business on the corresponding record date, which will be October 31, 2012. Any dividend payable on the Series H preferred stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the Series H preferred stock at the close of business on the applicable dividend record date, which, unless designated otherwise by our board of directors with respect to any dividend, shall be the last day of the calendar month immediately preceding the month in which the applicable dividend payment date falls, whether or not a business day.

No dividends on shares of Series H preferred stock shall be authorized or paid or set apart for payment by us at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information incorporated by reference into the Company’s filings with the SEC and appearing in the last paragraph in this section “— Dividends” for information regarding the circumstances under which the terms of the operating partnership’s revolving credit facility and term loan may limit or prohibit the payment of dividends on the Series H preferred stock. You also should review the information appearing below for information as to, among other things, other circumstances under which we may be prohibited by the terms of the Articles Supplementary from paying dividends on the Series H preferred stock.

Notwithstanding the foregoing, dividends on the Series H preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series H preferred stock which may be in arrears, and holders of the Series H preferred stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series H preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to those shares.

If, for any taxable year, we designate as a “capital gain dividend,” as defined in Section 857 of the Internal Revenue Code of 1986, as amended, or the Code, any portion (referred to as the “Capital Gains Amount”) of the dividends, as determined for federal income tax purposes, paid or made available for that year to holders of all classes of our stock, then, except as otherwise required by applicable law, the portion of the Capital Gains Amount that shall be allocable to the holders of the Series H preferred stock will be in proportion to the amount that the total dividends, as determined for federal income tax purposes, paid or made available to holders of Series H preferred stock for the year bears to the total dividends paid or made available for that year to holders of all classes of our stock. In addition, except as otherwise required by applicable law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the Capital Gains Amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders. See “United States Federal Income Tax Considerations” in Exhibit 99.2 to our and the operating partnership’s Current Report on Form 8-K filed with the SEC on March 15, 2012, as supplemented by “Supplemental United States Federal Income Tax Considerations” in Exhibit 99.1 to our and the operating partnership’s Current Report on Form 8-K filed with the SEC on August 3, 2012.

Except as provided in the immediately following paragraph, unless full cumulative dividends for all past dividend periods on the Series H preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment, no dividends (other than in shares of our common stock or shares of any other class or series of stock of ours ranking junior to the Series H preferred stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of us) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made on our common stock or any other class or series of stock of ours ranking junior to or on a parity with the Series H preferred stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of us, nor shall any shares of our common stock or any other class or series of stock of ours ranking junior to or on a parity with the Series H preferred stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of us be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for shares of our common stock or shares of any other class or series of stock of ours ranking junior to the Series H preferred stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of us); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of our stock to preserve our status as a real estate investment trust, or a REIT, for federal and/or state income tax purposes. With respect to the Series H preferred stock, all references to “past dividend periods” shall mean, as of any date, dividend periods ending on or prior to such date, and with respect to shares of any other class or series of stock ranking on a parity as to dividends with the Series H preferred stock, “past dividend periods” shall mean, as of any date, dividend periods with respect to such other class or series of stock ending on or prior to such date.

When full cumulative dividends for all past dividend periods are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of Series H preferred stock and when full cumulative dividends for all past dividend periods are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of any other class or series of our stock ranking on a parity as to dividends with the Series H preferred stock, all dividends declared on shares of Series H preferred stock and any other outstanding classes or series of our stock ranking on a parity as to dividends with the Series H preferred stock shall be declared pro rata so that the amount of dividends declared per share on the Series H preferred stock and such other classes or series of stock ranking on a parity as to dividends with the Series H preferred stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series H preferred stock and such other classes or series of stock ranking on a parity as to dividends with the Series H preferred stock (which, in the case of any such other class or series of stock ranking on a parity as to dividends with the Series H preferred stock, shall not include any accumulation in respect of unpaid dividends for past dividend periods if such other class or series of stock ranking on a parity as to dividends with the Series H preferred stock does not have a cumulative dividend) bear to each other.

No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series H preferred stock that may be in arrears.

Future distributions on our common stock and preferred stock, including the Series H preferred stock offered hereby, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, funds from operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, our debt service requirements and any other factors our board of directors deems relevant. In addition, the operating partnership’s revolving credit facility and term loan contain provisions that could limit or, in certain cases, prohibit the payment of distributions on our common stock and preferred stock, including the Series H preferred stock offered hereby. Among other things, the revolving credit facility and term loan provide that if the operating partnership fails to pay any principal of or interest on any borrowings under the revolving credit facility or term loan, respectively, when due, then the operating partnership may only make those partnership distributions to us and other holders of its partnership interests necessary to enable us to make distribution to our stockholders which we reasonably believe are necessary to maintain our status as a REIT for federal and state income tax purposes. Accordingly, although we expect to continue our policy of paying quarterly cash distributions on our common stock and scheduled cash dividends on our preferred stock, we cannot guarantee that we will maintain these distributions or what the actual distributions will be for any future period.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series H preferred stock shall be entitled to receive and to be paid, out of our assets legally available for distribution to our stockholders, a liquidating distribution in the amount of $25.00 per share plus an amount equal to any accrued and unpaid dividends to but excluding the date of payment, before any distribution or payment will be made to the holders of common stock or any other class or series of our stock ranking junior to the Series H preferred stock with respect to the distribution of assets upon any liquidation, dissolution or winding up of the Company, but subject to the preferential rights of the holders of shares of any class or series of our stock ranking senior to the Series H preferred stock with respect to the distribution of assets upon liquidation, dissolution or winding up. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the assets legally available therefor are insufficient to pay the full amount of the liquidating distributions payable on all outstanding shares of the Series H preferred stock and the full amount of the liquidating distributions payable on all outstanding shares of any other classes or series of our stock ranking on a parity with the Series H preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series H preferred stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions (including, if applicable accrued and unpaid dividends) to which they would otherwise be respectively entitled. In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up) by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under the Maryland General Corporation Law, or the MGCL, no effect shall be given to amounts that would be needed, if we would be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series H preferred stock.

After payment to the holders of Series H preferred stock of the full liquidating distributions to which they are entitled, the holders of the Series H preferred stock, as such, shall have no right or claim to any of the remaining assets of the Company. If liquidating distributions shall have been made in full to all holders of the Series H preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to the Series H preferred stock as to the distribution of assets upon liquidation, dissolution or winding up, according to their respective rights and preferences.

For purposes of the foregoing, neither the consolidation or merger of us with or into any other entity, nor the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall be deemed to constitute a liquidation, dissolution or winding up of us.

Redemption

The Series H preferred stock is not redeemable by us prior to August 15, 2017, except as described below under “— Special Optional Redemption” and except that, as provided in the Articles Supplementary, we may purchase or redeem shares of the Series H preferred stock prior to that date in order to preserve our status as a REIT for federal and/or state income tax purposes. See “— Restrictions on Ownership and Transfer.”

Optional Redemption. On and after August 15, 2017, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem shares of the Series H preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus, subject to exceptions described under “— Other” below, any accrued and unpaid dividends thereon to but excluding the date fixed for redemption. If we elect to redeem any shares of Series H preferred stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other classes and series of our stock or any other specific source.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem shares of Series H preferred stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus, subject to exceptions described under “— Other” below, any accrued and unpaid dividends thereon to but excluding the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem some or all of the shares of Series H preferred stock (whether pursuant to our optional redemption right described above under “— Optional Redemption” or this special optional redemption right), the holders of Series H preferred stock will not have the Change of Control Conversion Right (as defined below) described below under “— Conversion Rights” with respect to the shares called for redemption and any shares of Series H preferred stock called for redemption that have been tendered for conversion will be redeemed on the applicable redemption date instead of converted on the applicable Change of Control Conversion Date. If we elect to redeem any shares of the Series H preferred stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other classes and series of our stock or any other specific source.

A “Change of Control” is when, after the initial issuance of the Series H preferred stock, the following have occurred and are continuing:

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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (or the NYSE), the NYSE Amex Equities (or the NYSE Amex), or the NASDAQ Stock Market (or NASDAQ), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Redemption Procedures. In the event we elect to redeem Series H preferred stock, the notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a share of Series H preferred stock to be redeemed at the address shown on our stock transfer books. The notice of redemption mailed to each holder of record of a share of Series H preferred stock called for redemption will state the following:

•	the redemption date;

•	the number of shares of the Series H preferred stock to be redeemed;

•

the redemption price and whether or not accrued and unpaid dividends will be payable to holders surrendering shares of Series H preferred stock or to the persons who were holders of record at the close of business on the relevant dividend record date;

•	the place or places where certificates for the Series H preferred stock are to be surrendered for payment of the redemption price;

•

the procedures that the holders of Series H preferred stock must follow to surrender the certificates for redemption, including whether the certificates shall be properly endorsed or assigned for transfer;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “— Optional Redemption” or “— Special Optional Redemption”;

•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series H preferred stock being so called for redemption will not be able to tender such shares of Series H preferred stock for conversion in connection with the Change of Control and that each share of Series H preferred stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If fewer than all the shares of the Series H preferred stock are to be redeemed, the notice mailed to each holder shall also specify the number of shares of Series H preferred stock to be redeemed from such holder and, upon redemption, to the extent the shares of Series H preferred stock are represented by certificates, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

Holders of Series H preferred stock to be redeemed shall surrender the certificates representing the Series H preferred stock at the place designated in the notice of redemption (or, in the case of shares of Series H preferred stock held in book-entry form through a depositary, shall deliver the shares to be redeemed through the facilities of such depositary) and shall thereafter be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series H preferred stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series H preferred stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price, plus accrued and unpaid dividends, if any, payable upon redemption), dividends will cease to accrue on those shares of Series H preferred stock, those shares of Series H preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price, plus accrued and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accrued and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series H preferred stock is to be redeemed, the Series H preferred stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine but that will not result in the automatic transfer of any shares of Series H preferred stock to a trust as described below under “— Restrictions on Ownership and Transfer.”

Limitations on Redemption. Notwithstanding the foregoing, unless full cumulative dividends for all past dividend periods on all outstanding shares of Series H preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, then no shares of Series H preferred stock shall be redeemed unless all outstanding shares of Series H preferred stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series H preferred stock to preserve our REIT status for federal and/or state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series H preferred stock.

In addition, unless full cumulative dividends for all past dividend periods on all outstanding shares of Series H preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we shall not purchase or otherwise acquire directly or indirectly any shares of Series H preferred stock (except by conversion into or exchange for stock of ours ranking junior to the Series H preferred stock as to dividends and upon the distribution of assets upon liquidation, dissolution and winding up of us); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series H preferred stock to preserve our REIT status for federal and/or state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series H preferred stock.

Other. Notwithstanding the foregoing and except as otherwise may be required by law, the persons who were holders of record of shares of Series H preferred stock at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the redemption of those shares after the record date and on or prior to the dividend payment date or our default in the payment of the dividend due on that dividend payment date. In that case, the amount payable on the redemption of those shares of Series H preferred stock will not include that dividend. Except as provided in the preceding sentence and except to the extent that accrued and unpaid dividends are payable as part of the redemption price, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series H preferred stock called for redemption.

Subject to applicable law and the limitations on purchase when dividends on Series H preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of Series H preferred stock in the open market, by tender or by private agreement.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series H preferred stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem some or all of the shares of Series H preferred stock held by such holder as described above under “— Redemption — Optional Redemption” or “— Redemption — Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Series H preferred stock that are not called for redemption) to convert some or all of the Series H preferred stock held by such holder (referred to as the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series H preferred stock (referred to as the “Common Stock Conversion Consideration”) equal to the lesser of:

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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series H preferred stock plus the amount of any accrued and unpaid dividends thereon to but excluding the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series H preferred stock dividend payment and prior to the corresponding dividend payment date for the Series H preferred stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient is referred to as the “Conversion Rate”); and

•	1.0469 (referred to as the “Share Cap”).

Anything in the Articles Supplementary to the contrary notwithstanding and except as otherwise required by law, the persons who are the holders of record of shares of Series H preferred stock at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such record date.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case referred to as a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed 4,187,600 shares of common stock (or equivalent Alternative Conversion Consideration, as applicable) (referred to as the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap, and shall be increased on a pro rata basis with respect to any additional shares of Series H preferred stock designated and authorized for issuance pursuant to any subsequent articles supplementary.

In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (referred to as the “Alternative Form Consideration”), a holder of Series H preferred stock will receive upon conversion of such Series H preferred stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (referred to as the “Alternative Conversion Consideration”); the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional shares of common stock upon the conversion of the Series H preferred stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series H preferred stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series H preferred stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

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that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any shares of Series H preferred stock, holders will not be able to convert the shares of Series H preferred stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series H preferred stock;

•	the name and address of the paying agent, transfer agent and conversion agent for the Series H preferred stock;

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the procedures that the holders of Series H preferred stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•	the last date on which holders of Series H preferred stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series H preferred stock.

To exercise the Change of Control Conversion Right, the holders of Series H preferred stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series H preferred stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series H preferred stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series H preferred stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series H preferred stock to be converted; and

•	that the Series H preferred stock is to be converted pursuant to the applicable provisions of the Series H preferred stock.

The “Change of Control Conversion Date” is the date the Series H preferred stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series H preferred stock.

The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of Series H preferred stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn shares of Series H preferred stock;

•	if certificated Series H preferred stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of Series H preferred stock; and

•	the number of shares of Series H preferred stock, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any Series H preferred stock is held in book-entry form through The Depository Trust Company or a similar depositary (each referred to as a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Series H preferred stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem some or all of the shares of Series H preferred stock, as described above under “— Redemption — Optional Redemption” or “— Redemption — Special Optional Redemption,” in which case only the shares of Series H preferred stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series H preferred stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series H preferred stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “— Redemption — Optional Redemption” or “— Redemption — Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series H preferred stock into shares of our common stock or other property. Notwithstanding any other provision of the Series H preferred stock, no holder of Series H preferred stock will be entitled to convert such Series H preferred stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the applicable share ownership limits contained in our charter, including the Articles Supplementary, unless we provide an exemption from this limitation for such holder. See “— Restrictions on Ownership and Transfer” below.

The Change of Control conversion feature may make it more difficult for a third party to take over the Company or discourage a party from taking over the Company.

Except as provided above in connection with a Change of Control, the Series H preferred stock is not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of the Series H preferred stock will not have any voting rights, except as set forth below.

Whenever dividends on any shares of Series H preferred stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our parity preferred stock (as defined below) upon which like voting rights have been conferred and are exercisable and with which the Series H preferred stock is entitled to vote as a class with respect to the election of those two directors, which may include the Series G preferred stock and, if and when issued in exchange for outstanding Series A preferred units of the operating partnership, the Series A preferred stock) and the holders of Series H preferred stock (voting separately as a class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series H preferred stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 10% of the outstanding shares of Series H preferred stock or by the holders of any other class or series of parity preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series H preferred stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case such vote will be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the Series H preferred stock for all past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series H preferred stock to elect those two directors will cease and, unless there are one or more other classes or series of our parity preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of the two directors shall automatically terminate and the number of directors constituting the board of directors shall be reduced accordingly. As used herein, “parity preferred stock” means any class or series of our preferred stock ranking on a parity with the Series H preferred stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Company, including, without limitation, our Series G preferred stock and, if and when issued, Series A preferred stock.

If a special meeting is not called by us within 30 days after request from the holders of Series H preferred stock as described above, then the holders of record of at least 10% of the outstanding Series H preferred stock may designate in writing a holder to call the meeting at our expense.

So long as any shares of Series H preferred stock remain outstanding, we shall not, without the consent or the affirmative vote of the holders of at least two-thirds of the shares of Series H preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with the Series H preferred stock voting separately as a class):

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Authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the Series H preferred stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or reclassify any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such shares;

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Amend, alter or repeal any of the provisions of our charter, including the Articles Supplementary for the Series H preferred stock, so as to materially and adversely affect any right, preference, privilege or voting power of the Series H preferred stock; or

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Enter into any share exchange that affects the Series H preferred stock or consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into us, unless in each such case described in this bullet point each share of Series H preferred stock remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving or resulting entity having preferences, rights, dividends, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially identical to, and in any event without any material adverse change to, those of the Series H preferred stock;

provided that any amendment to our charter to increase the number of authorized shares of stock or the creation or issuance of any other class or series of preferred stock or any increase in the number of authorized or outstanding shares of Series H preferred stock or any other class or series of stock, in each case ranking on a parity with or junior to the Series H preferred stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution and winding up, shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series H preferred stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Series H preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect the redemption.

On each matter on which holders of Series H preferred stock are entitled to vote, each share of Series H preferred stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock have the right to vote with the Series H preferred stock as a single class on any matter, the Series H preferred stock and the shares of each such other class or series will have one vote for each $50.00 of liquidation preference (excluding accrued and unpaid dividends), resulting in each share of Series H preferred stock being entitled to one-half of a vote under such circumstances.

Except as expressly stated in the Articles Supplementary, the Series H preferred stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In addition, if we, or an owner of 10% or more of our shares, actually or constructively owns 10% or more of one of our tenants (or a tenant of any partnership or limited liability company that is treated as a partnership for federal income tax purposes in which we are a partner or member), the rent we receive (either directly or through one or more subsidiaries) from that tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT’s stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

The Articles Supplementary establishing the terms of the Series H preferred stock contain restrictions on the ownership and transfer of Series H preferred stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The Articles Supplementary establish an ownership limit (referred to as the “ownership limit”) which provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number of shares or value, whichever is more restrictive) of the outstanding shares of Series H preferred stock. The constructive ownership rules are complex, and may cause shares of Series H preferred stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of Series H preferred stock (or the acquisition of an interest in an entity that owns, actually or constructively, Series H preferred stock) by an individual or entity could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding Series H preferred stock and thus violate the ownership limit, or any other limit as permitted by the board of directors. The board of directors may, but in no event will be required to, waive the ownership limit with respect to a particular stockholder if it determines that the ownership will not jeopardize our status as a REIT and the board of directors otherwise decides the action would be in our best interest. As a condition of the waiver, the board of directors may require an opinion of counsel satisfactory to it, a ruling from the Internal Revenue Service and/or undertakings or representations from the applicant with respect to preserving our REIT status.

The Articles Supplementary further prohibit:

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any person from actually or constructively owning shares of the Series H preferred stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

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any person from transferring shares of the Series H preferred stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of Series H preferred stock in violation of any of the foregoing restrictions on transferability and ownership will be required to give us notice immediately and provide us with any other information we may request in order to determine the effect of the transfer or attempted transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by not less than two-thirds of all votes entitled to be cast on the matter as required by our charter.

Pursuant to the Articles Supplementary, if any purported transfer of Series H preferred stock or any other event occurs that, if effective, would result in any person violating the ownership limit or would result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then the number of shares (which we sometimes refer to as “excess shares”) of Series H preferred stock that would otherwise cause such person to violate the ownership limit or that would result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT will be automatically transferred to a trust for the benefit of a qualified charitable beneficiary selected by us, effective as of the close of business on the business day prior to the date of the purported transfer or other event, and the purported transferee will thereafter have no rights in those excess shares. If, for any reason, the transfer to the charitable trust is not automatically effective, then the purported transfer of the number of shares of Series H preferred stock that would otherwise cause any person to violate the ownership limit or result in our being “closely held” or cause us to fail as a REIT as aforesaid shall be void and the purported transferee will have no rights in those shares.

Within 20 days of receiving notice from us of the transfer of excess shares to the trust, the trustee of the trust (which shall be designated by us) will be required to sell those excess shares to a person or entity who could own those shares without violating the ownership limit, and distribute to the purported transferee an amount equal to the lesser of

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the price paid by the purported transferee or purported beneficial owner, as the case may be, for those excess shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of Series H preferred stock for fair value, the market price, as defined in the Articles Supplementary, of those shares on the day of the event which resulted in the transfer to the trust) and

•	the net sales proceeds received by the trust for those excess shares.

In either case, any proceeds in excess of the amount distributable to the purported transferee will be distributed to the charitable organization that is the beneficiary of the trust, together with any dividends or other distributions thereon.

Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions we have paid with respect to those excess shares, and also will be entitled to exercise all voting rights with respect to those excess shares. Subject to Maryland law, effective as of the date that those shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion):

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary.

However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast its vote. Any dividend or other distribution paid to the purported transferee after the deemed transfer of shares of Series H preferred stock, but prior to our discovery that the shares had been automatically transferred, to a trust as described above, will be required to be repaid by such purported transferee to the trustee upon demand for distribution to the beneficiary (and, if any such dividend or distribution has not been paid to the trustee prior to the distribution to the purported transferee of the proceeds from the sale of such shares held by the trust, the trustee shall be permitted to reduce the amount of such proceeds paid to the purported transferee by the amount of any such dividend or distribution which has not been paid to the trustee as aforesaid).

In addition, shares of the Series H preferred stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•

the price paid in the transaction that resulted in the transfer to the trust (or, if the event which resulted in the transfer to the trust did not involve a purchase of Series H preferred stock for fair value, the market price, as defined in the Articles Supplementary, as of the date of that event); or

•	the market price on the date we, or our designee, accepts the offer.

We shall have the right to accept the offer until the trustee has sold the shares of stock held in the trust. Upon a sale to us, the interest of the beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the purported transferee.

If any purported transfer of shares of Series H preferred stock would cause us to be beneficially owned by fewer than 100 persons, that transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock. In addition, the Articles Supplementary permit our board of directors to take such action as it deems necessary or advisable to preserve our status as a REIT, including redeeming shares of Series H preferred stock whose ownership or transfer violates the restrictions described above for cash at a redemption price of $25.00 per share plus, subject to the exceptions described above in “Redemption — Other,” any accrued and unpaid dividends thereon to but excluding the date fixed for redemption.

All certificates representing shares of Series H preferred stock will bear a legend referring to the restrictions described above.

Each actual or constructive owner of Series H preferred stock is required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT. In addition, as set forth in U.S. Treasury Regulations, all owners of a specified percentage (or more) of our total outstanding shares of stock (regardless of type or class and including the Series H preferred stock) must complete and return to us questionnaires regarding their ownership of our shares. Under current Treasury Regulations, the specified percentage is between 0.5% and 5.0%, depending upon the number of holders of record of our total outstanding shares.

The provisions described herein under “— Restrictions on Ownership and Transfer” shall apply to the Series H preferred stock notwithstanding any contrary provisions of the Series H preferred stock described elsewhere in any other document or report filed by the Company with the SEC and, in the event of any inconsistency between the provisions described in this “— Restrictions on Ownership and Transfer” and those described in any other such document or report filed by the Company with the SEC, the provisions in this section shall govern.